Exhibit 10.2
BLACK BOX CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
2008 LONG-TERM INCENTIVE PLAN

Employee–Optionee:

Number of shares of Common Stock (as defined below) subject to this Option Agreement:
Vesting Dates (as defined below): one-third (1/3) of the number of Option Shares (as defined below) shall vest on the first one-year anniversary of the Grant Date (as defined below) and on each of the two (2) subsequent one-year anniversaries of the Grant Date.
Pursuant to the Black Box Corporation 2008 Long-Term Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) has granted to you a Nonqualified Stock Option (as defined in the Plan) to purchase the number of shares of the Company’s common stock, $.001 par value (“Common Stock”), set forth above (the “Option”). Such number of shares (as such may be adjusted as described in Section 9 below or pursuant to the terms of the Plan) is herein referred to as the “Option Shares.” This Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and may not be treated as such for tax purposes by you or the Company. Additional terms and conditions of this Option are set forth below.
          1.      Date of Grant. This Option was granted to you on [month, day, year] (the “Grant Date”).
          2.      Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) the date which is ten (10) years from the Grant Date (the “Expiration Date”) or (ii) the date determined in accordance with Section 8 below in the event you cease to be employed by the Company or any parent, subsidiary or affiliate of the Company (such entities hereinafter referred to as the “BB Group”).
          3.      Option Price. The purchase price to be paid upon the exercise of this Option or any part of it will be $[exercise price] per Option Share (the “Option Price”).
          4.      Vesting Provisions - Entitlement to Exercise the Option and Purchase Option Shares. You may not exercise this Option in whole or in part prior to the first one-year anniversary of the Grant Date. On such date and on each of the two (2) succeeding one-year anniversaries of that date (each date being referred to as a “Vesting Date”), you shall become entitled to exercise this Option with respect to 33 1/3% of the Option Shares. Notwithstanding the foregoing, you shall become entitled to exercise this Option as to all Option Shares, to the extent that you did not theretofore do so, upon your death or “disability” (as described in Section 22(e)(3) of the Code) or in the event of a change-in-control (as defined in the Plan).
Strictly Private and Confidential
REV: 6/2009

          5.      Additional Provisions Relating to Exercise.

(a)	Once you become entitled to exercise this Option or any part of it (and purchase Option Shares) as provided in Section 4 hereof, that right will continue until the date on which this Option expires or is terminated pursuant to Section 2 hereof.

(b)	The Committee (as defined in the Plan) may amend, modify or terminate this Option in accordance with the terms and conditions of the Plan.
          6.      Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form (Exhibit A hereto) to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full Option Price for the Option Shares being purchased as a result of such exercise. Payment of the Option Price must be made in cash (including broker-assisted cashless exercise as specified in the Option Exercise Form), by certified check or by delivery of that number of shares of previously-owned Common Stock having a fair market value equal to the exercise price applicable to that portion of the Option being exercised by the delivery of such shares. You must also pay any withholding taxes resulting from exercise of the Option before a stock certificate will be issued to you. You must deliver the properly-completed Option Exercise Form along with the appropriate payment due in order to exercise this Option.
          7.      Transferability of Option. This Option may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit a transfer to a Permitted Transferee (as defined in the Plan).
          8.      Termination of Employment.

(a)	In the event that you cease to be employed by any member of the BB Group by reason of disability or in the event that you retire (at such age or upon such conditions as shall be specified by the Board), this Option may only be exercised within three (3) years after the date you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed by reason of such disability or retirement, and did not theretofore do so.

(b)	In the event that you are dismissed from your employment with any member of the BB Group other than for cause (as defined in Section 11 of the Plan), this Option may only be exercised within three (3) months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed, and did not theretofore do so.

(c)	In the event that you die while employed with any member of the BB Group, or during the three (3) year period following your disability or retirement in (a) above, or during the three (3) month period following your termination other than for cause in (b) above, this Option
Strictly Private and Confidential

may only be exercised within three (3) years from your date of death by your legal representative or such other person who acquired the Option by bequest or inheritance or reason of your death, and only to the same extent you were entitled to exercise this Option on your date of death, and did not theretofore do so.

(d)	In the event that you voluntarily terminate your employment with the BB Group, or are discharged for cause (as defined in Section 11 of the Plan), this Option shall terminate immediately upon the occurrence of such event.

(e)	Notwithstanding any provision contained in this Section 8 to the contrary, in no event may this Option be exercised to any extent by you after the Expiration Date.
          9.      Adjustments. Adjustments to this Option may be made in accordance with the terms and conditions of the Plan.
        10.      Continuation of Employment. Neither the Plan nor this Option shall confer upon you any right to continue in the employ of the BB Group, or limit in any respect the right of the BB Group to terminate your employment at any time.
        11.      Plan Documents. This Option is issued pursuant to and is subject to the provisions of the Plan. This Option Agreement is qualified in its entirety by reference to the Plan itself, which is incorporated herein by reference, and a copy of which may be obtained from the office of the Company’s General Counsel at any time. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail and control.
        12.      Section 409A. This Option is intended to be excepted from coverage under Section 409A of the Code (“Section 409A”), which deals with nonqualified deferred compensation, and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without your consent, modify or amend the terms of this Option Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by you or take any other action the Company deems necessary or advisable to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted). Notwithstanding the foregoing, you recognize and acknowledge that Section 409A may impose upon you certain taxes or interest charges for which you are and shall remain solely responsible.
Strictly Private and Confidential

Please acknowledge your acceptance and agreement to the terms of this Option Agreement by signing this Option Agreement in the space provided below and returning it promptly to the Company.

Black Box Corporation
By:

I accept and agree to the terms of the Option as set forth herein.

Employee–Optionee	Date

Strictly Private and Confidential

EXHIBIT A
BLACK BOX CORPORATION
NONQUALIFIED STOCK OPTION EXERCISE FORM

Steve Macurak	Fax: 724-873-6502
Manager, Human Development
Black Box Corporation
1000 Park Drive
Lawrence, PA 15055
Dear Steve:
I hereby exercise the following Nonqualified Stock Options granted to me under Black Box Corporation’s 2008 Long-Term Incentive Plan to purchase shares of the common stock, par value $.001 per share (the “Common Stock”), of Black Box Corporation (the “Company”):

I elect to (indicate using a check mark (✓ )):
Sell all shares upon
exercise in accordance
			with my instructions to	Sell a portion of the	Exercise options and
			my broker (cashless -	shares (to cover	retain shares (see
Grant	Exercise	# of Shares	proceeds net of exercise	exercise price and	below for additional
Date	Price	to Purchase	price and taxes)	taxes)	information)

For Exercise of Options and Retain Shares (ONLY):
Enclosed is my check for $                     to cover exercise price and taxes.
The share certificates should be issued to (Not Required for Cashless Exercises):

Full Name (print)	Street Address

Social Security Number	City, State, Zip

Office	Manager
I acknowledge that I have received and reviewed a copy of the Company’s Prospectus concerning Common Stock issuable under the Company’s 2008 Long-Term Incentive Plan. I have also received and reviewed a copy of the Company’s Annual Report to Stockholders and the Company’s Proxy Statement for the most recent fiscal year.

This Exercise Form shall terminate and have no force or effect with respect to any transaction that has not been effected prior to the end of the current trading window period under the Company’s policy entitled “Purchase and Sale of Company Securities.”
Sincerely,

Employee–Optionee

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